Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.
Exhibit 10.35

Executive Employment Agreement

This employment agreement defines the compensation, term of agreement, and others for Steve Shin (hereinafter “executive”), for carrying out the responsibility delegated by Amkor Technology Korea, Inc. (hereinafter, “company”)

1.Term of Agreement : January 1, 2023 ~ Dec 31, 2023 (1 Year)
-Employment will be duly terminated upon the expiration of term of agreement

2.Job    : AWW MFG Head (Executive Vice President)

3.Compensation    : Annual Salary of 420,000,000 KRW (Monthly 35,000,000 KRW)

4.Severance Pay     : Severance pay is entitled according to the Executive Severance Payout Regulation
5.Responsibility of Executive
-The executive shall perform, in his full capacity, to achieve the company’s business objectives and mutually agree that the company shall have the right to terminate executive’s contract immediately on account of poor business performance, dishonest or unlawful behavior unfavorable in the company’s interest and in violation of code of conduct, discontinuation of position, necessity in business, retirement by age, and any other reasons that deem the executive inappropriate to provide service for the company.
-The executive shall agree to reimburse double amount of annual salary paid out by the company if the executive signs employment contract with competitors [●]1, or have a cooperative relationship (advisor, etc.) with the competitor, or provide service in related business, or joins a client or partner company that has or has been in business with the company. without the company's consent, within one year of separation from the company.
-The executive shall not disclose the content of this agreement, including salary and such information, and agree that the company shall have the right to terminate the executive’s contract when in violation of terms above.
1 Confidential information has been omitted from the filed version of this exhibit.

Others
-The terms not set in this agreement will follow Executive Management Regulation and related regulations set by the company, and the signed agreement will be provided to each party.
-The executive confirms that this agreement has been signed by his or her free will without any coercion or mistake.

Date : December 26, 2022

150, Songdomirae-ro, Yeonsu-gu, Incheon Amkor Technology Korea, Inc.
President    /s/ JongRip Ji    (Signature / Seal)

Address : [●]
Resident Registration Number : [●]
Name : /s/ Sung Shin    (Signature / Seal)